GE FIRST QUARTER EARNINGS GROW 17% TO A RECORD $3.5 BILLION; CASH FLOW FROM OPERATIONS EX-PROGRESS RISES 18%

    FAIRFIELD, Conn.--(BUSINESS WIRE)--April 11, 2002--GE's first-quarter 2002 earnings before required accounting changes grew 17% to a record $3.5 billion, or $.35 per share, the Company announced today.

    "GE delivered in the first quarter for the same reason we have delivered throughout the economic downturn -- the strength of our business model," said GE Chairman and CEO Jeff Immelt. "Power Systems, GE Capital and broad-based productivity gains helped our short-cycle businesses ride out this still-difficult economy. It's this mix of businesses, and execution of our initiatives, that enable GE to deliver earnings and cash growth through economic cycles."

    Financial highlights of the quarter include:


-- Earnings before required accounting changes rose 17%, to $3.518 billion, or $.35 per share, from last year's $3.017 billion, or $.30 per share. Both earnings and EPS were records for the quarter. Earnings after required accounting changes in both quarters are described below.

-- Revenues of $30.5 billion were about the same as in first quarter 2001. Industrial businesses' revenues grew 5%, reflecting continued strength at Power Systems, including termination revenues of $476 million, and NBC's Winter Olympics broadcasts. GE Capital Services (GECS) revenues declined 6% as a result of repositioning activities and the revenue effects of lower interest rates, the earnings effects of which were offset by lower matched borrowing costs.

-- Cash generated from GE's operating activities, excluding progress collections, was $2.2 billion, up 18% from last year's $1.8 billion. Reflecting record progress collections in 2001, reported cash flow from operating activities of $1.4 billion was 53% lower than last year's $3.1 billion.

-- Operating margin was a first-quarter record 18.2% of sales, up from last year's 17.7%. GE's digitization initiative was a significant contributor to margin expansion in the quarter.

-- GE Capital Services (GECS) first-quarter earnings before accounting changes rose to $1.657 billion, up 18% over last year's reported $1.401 billion. These results reflect the diversity of GECS businesses, with strong growth in its Specialized Financing, Mid-Market Financing and Consumer Services segments. GECS assets totaled $427 billion at the end of the quarter, up 15% from $370 billion at the end of first quarter 2001.

-- Required accounting changes include a non-cash transition charge to earnings in first quarter 2002 of $1.015 billion, or $.10 per share, for impairment of goodwill as required for adoption of Statement of Financial Accounting Standards 142 (SFAS 142). Earnings after accounting changes totaled $2.503 billion, or $.25 per share. In the first quarter of 2001, GE recorded a one-time, non-cash transition charge of $444 million, or $.04 per share, as required for adoption of new accounting rules for derivatives, warrants, options and other financial instruments (SFAS 133 and EITF 99-20). Earnings after accounting changes were $2.573 billion, or $.26 per share.

-- GE stopped amortizing goodwill as of January 1, 2002, in accordance with the adoption of SFAS 142. Excluding goodwill amortization in first quarter 2001, EPS and earnings in first quarter 2002 rose 9% and 8% respectively. To facilitate comparison of segment operating results, prior-year goodwill amortization is now treated as a corporate rather than a segment cost. Other changes to segment operating results relate to the GE pension plan, now reported at the corporate level, and allocation to segments of other selected costs previously reported at the corporate level. These other changes have no impact on consolidated earnings. Prior-period segment results reflecting all of these changes are available at www.ge.com/investor. [Such prior-period segment information is also provided in Exhibit 99(b) to this Form 8-K report.]

    As previously announced, GE will provide more detail on first-quarter results on a conference call and Webcast to be held at 9 a.m. EDT today. Call information is available at www.ge.com/investor.

    Among first-quarter business highlights:


-- GE Power Systems (GEPS) continued to meet record demand for gas turbines, shipping 85 heavy-duty gas turbines in the quarter. GEPS Energy Services business added 41 contractual services agreements valued at $1.5 billion, driving total commitments for these multi-year agreements to $26.0 billion, up $8.3 billion or 47% over last year. GEPS completed three acquisitions in the quarter to enhance its technology base and expand its Oil and Gas businesses and services capabilities: Bently Nevada, Pipeline Integrity International and KVB-Enertec. GEPS also reached agreement to acquire the manufacturing and technology assets of Enron Wind Corp., establishing a presence in the renewable wind power segment of the industry.

-- GE Medical Systems (GEMS) built a global base for growth and continued its product development initiatives. Total orders were up 4%, with double-digit growth in MR (magnetic resonance), ultrasound, PET (positron emission tomography), outpatient monitoring and related clinical information systems; these were partially offset by a 6% decline in CT (computed tomography) orders as the market anticipated the introduction of GEMS new 16-slice technology in the second quarter. During the quarter, GEMS expanded its product lines and capabilities as it completed several acquisitions, including MedicaLogic, a developer of electronic records for outpatient care; iPath, a leader in surgery management software; Danica Biomedical A/S, a Denmark-based developer of wireless technology for secure intra-hospital transmission of patient information; and Surgical Insights, Inc., a pioneer in the development of image-guided orthopedic surgery software.

-- GE Aircraft Engines (GEAE), CFMI (its joint venture with Snecma Moteurs) and the GE-PW Engine Alliance won $2.5 billion in equipment orders during the first quarter from customers including Emirates Airline, Ryanair, South African Airways, Frontier Airlines and Continental Airlines. GEAE also added more than $2 billion in multi-year service agreements with customers including KLM and Continental Airlines. The CF34 Growth engine development program achieved a significant milestone with the successful first flight of the Embraer 170 regional jet. To date, GEAE has received over $7 billion in orders for CF34 regional jet engines, the fastest-growing sector of commercial aviation. In addition, GEAE received in excess of $600 million in contracts from the U.S. military during the quarter, including an order to provide engines for the initial phase of the Air Force's C-5 Galaxy Re-engining Program.

-- GE Capital Services (GECS) posted a strong performance through continued cost improvement and robust acquisition activity. GECS digitization and productivity enhancements reduced operating and administrative costs by $275 million, which contributed $165 million to GECS earnings. Acquisition activity remained strong, as Real Estate and Commercial Finance completed the acquisition of Daimler Chrysler's real estate and asset-based lending portfolios. Global Consumer Finance completed the acquisition of Kingfisher plc's Time Retail Finance operations and also agreed to acquire the sales finance business of Kawai Instruments, while Commercial Equipment Finance and Healthcare Financial Services agreed to acquire leasing businesses and financing assets from Comdisco.

-- NBC continued its success in television's key demographic category, adults 18-49, with first-quarter ratings 40 percent higher than its closest prime-time competitor's. In February, NBC telecast the second-most-viewed Winter Olympics ever, reaching a total of 187 million American viewers. The Olympics led the network to an eighth consecutive sweeps-month victory among adults 18-49, with the highest ratings for any network in a major sweeps month in eight years. NBC was also television's No. 1 network in key demographics for the quarter in late night, daytime, morning news, evening news and Sunday-morning public affairs programming. NBC saw increases in scatter pricing, which at the end of the quarter was 6% higher than upfront pricing.

-- GE Appliances (GEA) grew quarterly revenues 8% with a very strong performance in the U.S., where core product volumes were up 10%, outpacing the industry and gaining 0.6 points of market share. GEA products continued to win awards, as the Monogram Advantium(TM) Speed Cook Oven was named a "Top 100 Pick" by Building Products magazine and Home magazine named the GE Profile Arctica(TM) Refrigerator one of its "Products of the Year." A leading consumer magazine named GE cooking products its top products in several categories. GEA also launched a new GE Profile Washer that meets the Department of Energy's stringent Energy Star guidelines.

-- GE Plastics (GEP) average daily order rates increased 18% over first quarter 2001, with order growth in the media, consumer and industrial, and automotive segments, but pricing remained difficult. GEP ended the quarter with an increase in its order backlog for the first time in more than a year. Although the backlog was 29% lower than at the end of first quarter 2001, it was 36% higher than at the end of the year.



    Immelt said, "Our initiatives continue to yield impressive results in productivity, product and services leadership and business development. These initiatives, combined with GE's strong portfolio, will enable us to deliver earnings of $1.65-$1.67 per share in 2002."

    GE (NYSE:GE) is a diversified technology, services and manufacturing company with a commitment to achieving customer success. GE operates in more than 100 countries and employs approximately 310,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com/.


    Caution Concerning Forward-Looking Statements

    This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in GE's filings with the Securities and Exchange Commission.




                       GENERAL ELECTRIC COMPANY
                    Condensed Statement of Earnings

                      Consolidated         GE            GECS
                     ---------------  ------------  ----------------
Three months
ended March 31,       2002    2001    2002    2001     2002     2001
                     ------  ------ -------  ------   ------   -----
Revenues
  Sales of goods
    and services    $17,488 $16,860 $16,748 $15,850    $816   $1,068
  Earnings of GECS
    before accounting
    changes               -       -   1,657   1,401       -        -
  GECS revenues
    from services    12,978  13,574       -       -  13,083   13,655
  Other income           55      59      86     109       -        -
                    ------- ------- ------- -------  ------  -------
    Total revenues   30,521  30,493  18,491  17,360  13,899   14,723
                    ------- ------- ------- -------  ------  -------

Costs and expenses
  Cost of sales,
    operating and
    administrative
    expenses         18,853  18,560  13,700  12,923   5,294    5,749
  Goodwill
    amortization          -     295       -     121       -      174
  Interest and
    other financial
    charges           2,374   3,076     157     255   2,288    2,898
  Insurance losses
    and policyholder
    and annuity
    benefits          3,549   3,523       -       -   3,549    3,523
  Provision for
    losses on
    financing
    receivables         662     483       -       -     662      483
  Minority interest
    in net earnings
    of consolidated
    affiliates           76     102      42      45      34       57
                    ------- ------- ------- -------  ------  -------
    Total costs
      and expenses   25,514  26,039  13,899  13,344  11,827   12,884
                    ------- ------- ------- -------  ------  -------

Earnings before
  income taxes and
  accounting changes  5,007   4,454   4,592   4,016   2,072    1,839
Provision for
  income taxes       (1,489) (1,437) (1,074)   (999)   (415)    (438)
                    ------- ------- ------- -------  ------  -------
Earnings before
  accounting changes $3,518  $3,017  $3,518  $3,017  $1,657   $1,401
                    ------- ------- ------- -------  ------  -------

Cumulative effect
  of accounting
  changes            (1,015)   (444) (1,015)   (444) (1,015)    (169)
                    ------- ------- ------- -------  ------  -------
Net earnings         $2,503  $2,573  $2,503  $2,573    $642   $1,232
                    ======= ======= ======= =======  ======  =======

Per-share amounts
before accounting
changes (in dollars)
  Diluted earnings
    per share         $0.35   $0.30
  Basic earnings
    per share         $0.35   $0.30

Per-share amounts
after accounting
changes (in dollars)
  Diluted earnings
    per share         $0.25   $0.26
  Basic earnings
    per share         $0.25   $0.26

Dividends declared
  per share
  (in dollars)        $0.18   $0.16


    Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2001 Annual Report to Share Owners for further information about consolidation matters.


GENERAL ELECTRIC COMPANY
All amounts except per-share earnings are in millions of U.S. dollars.


Three months ended March 31,              2002       2001        V%
                                       -------------------------------

Revenues                               $ 30,521   $ 30,493        -

Earnings before accounting changes     $  3,518   $  3,017       17
Cumulative effect of accounting changes  (1,015)      (444)
Net earnings                              2,503      2,573       (3)

Per-Share Earnings
Diluted
   Before accounting changes           $   0.35   $   0.30       17
   Cumulative effect of accounting
    changes                               (0.10)     (0.04)
   After accounting changes                0.25       0.26       (4)
Basic
   Before accounting changes           $   0.35   $   0.30       17
   Cumulative effect of accounting
    changes                               (0.10)     (0.04)
   After accounting changes                0.25       0.26       (4)


Segment Information - Industrial Businesses
                                          2002       2001        V%
                                       -------------------------------
Revenues
    Aircraft Engines                   $  2,577   $  2,738       (6)
    Appliances                            1,414      1,315        8
    Industrial Products & Systems:
       Industrial Systems                 1,097      1,124       (2)
       Lighting                             540        609      (11)
       Transportation Systems               482        548      (12)
       GE Supply                            532        566       (6)
                                       -----------------------
    Total Industrial Products & Systems   2,651      2,847       (7)

    Materials:
       Plastics                           1,179      1,448      (19)
       Specialty Materials                  401        486      (17)
                                       -----------------------
    Total Materials                       1,580      1,934      (18)

    NBC                                   1,998      1,351       48
    Power Systems                         5,271      4,260       24
    Technical Products and Services:
       Medical Systems                    1,863      1,828        2
       Global eXchange Services             105        170      (38)
                                       -----------------------
    Total Technical Products and
     Services                             1,968      1,998       (2)

Segment profit (a)
    Aircraft Engines                        421        480      (12)
    Appliances                               91         87        5
    Industrial Products & Systems:
       Industrial Systems                   103        133      (23)
       Lighting                              20         59      (66)
       Transportation Systems                53         50        6
       GE Supply                             20         18       11
                                       -----------------------
    Total Industrial Products & Systems     196        260      (25)

    Materials:
       Plastics                             207        339      (39)
       Specialty Materials                   47         81      (42)
                                       -----------------------
    Total Materials                         254        420      (40)

    NBC                                     313        298        5
    Power Systems                         1,552        857       81
    Technical Products and Services:
       Medical Systems                      266        293       (9)
       Global eXchange Services               5         31      (84)
                                       -----------------------
    Total Technical Products and Services   271        324      (16)


    (a) First quarter 2001 reclassified to conform to 2002 presentation.


Segment Information - GE Capital Services

Dollars in millions
Three months ended March 31,        2002      2001      %V
                                 ----------------------------

Consolidated GECS
       Revenues
       Consumer Services           $ 5,410   $ 5,692     -5%
       Equipment Management          1,599     1,845    -13%
       Mid-Market Financing          2,271     1,951     16%
       Specialized Financing           720       835    -14%
       Specialty Insurance           2,785     2,888     -4%
       All Other                     1,114     1,512    -26%
                                 ----------------------------
          Total Revenues          $ 13,899  $ 14,723     -6%
                                 ============================

Consumer Services
       Revenues
       Global Consumer Finance       1,470     1,318     12%
       GE Financial Assurance        2,983     3,100     -4%
       GE Card Services                903     1,122    -20%
       Other Consumer Services          54       152    -64%
                                 ----------------------------
          Total Revenues           $ 5,410   $ 5,692     -5%
                                 ============================

Equipment Management
       Revenues
       Aviation Services               568       516     10%
       Americom                          -       237   -100%
       Other Equipment Management    1,031     1,092     -6%
                                 ----------------------------
          Total Revenues           $ 1,599   $ 1,845    -13%
                                 ============================

Mid-Market Financing
       Revenues
       Commercial Equipment          1,081       956     13%
       Commercial Finance              610       524     16%
       Vendor Financial                535       471     14%
       Other Mid-Market                 45         -
                                 ----------------------------
          Total Revenues           $ 2,271   $ 1,951     16%
                                 ============================

Specialized Financing
       Revenues
       Real Estate                     461       598    -23%
       SFG                             296       312     -5%
       GE Equity                       (55)      (89)   -38%
       Other Specialized Financing      18        14     29%
                                 ----------------------------
          Total Revenues             $ 720     $ 835    -14%
                                 ============================

Specialty Insurance
       Revenues
       Mortgage Insurance              280       309     -9%
       GE Global Insurance           2,407     2,497     -4%
       Other Specialty Insurance        98        82     20%
                                 ----------------------------
          Total Revenues           $ 2,785   $ 2,888     -4%
                                 ============================

All Other
       Revenues
       IT Solutions                    916     1,221    -25%

       Other                           198       291    -32%
                                 ----------------------------
          Total Revenues           $ 1,114   $ 1,512    -26%
                                 ============================


Net Earnings (a)
Consumer Services                $ 704    $ 648      9%
Equipment Management               169      306    -45%
Mid-Market Financing               354      292     21%
Specialized Financing              218      119     84%
Specialty Insurance                234      270    -13%
All Other                          (22)     (95)    77%
                              --------------------------
   Total Net Earnings          $ 1,657  $ 1,540      8%
                              ==========================

Net Earnings (a)
Global Consumer Finance            320      297      8%
GE Financial Assurance             173      159      9%
GE Card Services                   211      177     19%
Other Consumer Services              -       15       U
                              --------------------------
   Total Net Earnings            $ 704    $ 648      9%
                              ==========================


Net Earnings (a)
Aviation Services                   95      130    -27%
Americom                             -       91       U
Other Equipment Management          74       85    -13%
                              --------------------------
   Total Net Earnings            $ 169    $ 306    -45%
                              ==========================

Net Earnings (a)
Commercial Equipment               168      120     39%
Commercial Finance                 107      113     -5%
Vendor Financial                    67       57     17%
Other Mid-Market                    12        2       F
                              --------------------------
   Total Net Earnings            $ 354    $ 292     21%
                              ==========================


Net Earnings (a)
Real Estate                        162      132     23%
SFG                                129      106     22%
GE Equity                          (70)    (117)    40%
Other Specialized Financing         (3)      (2)      -
                              --------------------------
   Total Net Earnings            $ 218    $ 119     84%
                              ==========================


Net Earnings (a)
Mortgage Insurance                 100      124    -19%
GE Global Insurance                 80      146    -45%
Other Specialty Insurance           54        -       F
                              --------------------------
   Total Net Earnings            $ 234    $ 270    -13%
                              ==========================


Net Earnings (a)
IT Solutions                        (2)      (3)    33%
Other                              (20)     (92)    78%
                              --------------------------
   Total Net Earnings            $ (22)   $ (95)    77%
                              ==========================

(a) First quarter 2001 reclassified to conform to 2002 presentation.